EXHIBIT 99.

 FOR IMMEDIATE RELEASE:
                                                         CONTACT:  HANK SHAFRAN
                                                            CONE COMMUNICATIONS
                                                                   617-951-8193

                                                       CONTACT:  JAMES F. FAGAN
                                              ARROW AUTOMOTIVE INDUSTRIES, INC.
                                                                   508-872-3711


                   ARROW AUTOMOTIVE INDUSTRIES TO STREAMLINE
                PRODUCTION WITH CLOSING OF SANTA MARIA, CA PLANT

            EXPANDED MANUFACTURING IN ARKANSAS FACILITY DESIGNED TO
              IMPROVE OPERATING EFFICIENCIES AND CUSTOMER SERVICE

            AGGRESSIVE RELOCATION PLAN TARGETS CALIFORNIA WORKFORCE


 MORRILTON, AR (SEPTEMBER 26, 1996)- ARROW AUTOMOTIVE INDUSTRIES (ASE: AI), A

 LEADER IN THE AUTOMOTIVE AFTERMARKET SINCE 1929, TODAY ANNOUNCED THAT IT WILL

 BE CLOSING ITS SANTA MARIA, CA PRODUCTION FACILITY.  PRODUCT LINES SERVICED AT

 THE CALIFORNIA FACILITY WILL NOW BE MANUFACTURED AT ARROW'S PRODUCTION

 FACILITY IN MORRILTON, ARKANSAS.  ARROW WILL CONTINUE TO OPERATE A FULLY

 STAFFED, FULL-INVENTORY DISTRIBUTION CENTER IN SANTA MARIA, CALIFORNIA FOR

 CUSTOMERS IN SEVEN WEST COAST STATES, ALASKA AND HAWAII.  THE COMPANY IS

 OFFERING A RELOCATION PACKAGE TO MANY SANTA MARIA EMPLOYEES AND HOPES THEY

 WILL CHOOSE TO RELOCATE TO ARKANSAS.



 "CONSOLIDATING OPERATIONS AT OUR ARKANSAS FACILITY REPRESENTS A CONTINUATION

 OF OUR EFFORTS TO IMPROVE OPERATING EFFICIENCIES AND CUSTOMER SERVICE," STATED

 JIM OSMENT, ARROW PRESIDENT AND CEO.  "WE WILL CONTINUE TO PRODUCE THE SAME

 HIGH QUALITY PRODUCTS OUR CUSTOMERS HAVE COME TO DEPEND ON IN A MORE

 STREAMLINED AND COST-EFFECTIVE MANNER".



 EXHIBIT 99. (CONTINUED)



 SIMILAR CONSOLIDATION EFFORTS HAVE BEEN INSTITUTED THIS YEAR BY ARROW, WITH

 THE ESTABLISHMENT OF CENTRALIZED CUSTOMER SERVICE, PURCHASING AND BILLING

 OPERATIONS AT THE ARKANSAS OFFICES.  THE COMPANY'S SALES FORCE WILL REMAIN THE

 SAME FOR CUSTOMERS IN THE WEST COAST REGION.



 TO RESPOND TO EMPLOYEE NEEDS, ARROW IS WORKING TO CREATE AN ATTRACTIVE

 RELOCATION PACKAGE WHICH WILL BE OFFERED TO MANY SANTA MARIA EMPLOYEES.  AS AN

 EMPLOYER IN SANTA MARIA, CA SINCE 1981, ARROW WILL ALSO BE WORKING WITH

 SEVERAL JOB TRAINING AND RE-EMPLOYMENT GROUPS IN SANTA MARIA TO PROVIDE

 APPROPRIATE SERVICES TO EMPLOYEES WHO DO NOT RELOCATE.



 ARROW AUTOMOTIVE INDUSTRIES, WITH MANUFACTURING AND DISTRIBUTION CENTERS

 LOCATED IN THE U.S. AND CANADA, IS ONE OF THE LARGEST INDEPENDENT

 REMANUFACTURERS OF REPLACEMENT PARTS FOR DOMESTIC AND IMPORTED VEHICLES.  NOW

 IN ITS 67TH YEAR, ARROW AUTOMOTIVE INDUSTRIES REMAINS A LEADER IN THE

 AUTOMOTIVE AFTERMARKET, WITH CURRENT SALES IN EXCESS OF $100 MILLION ANNUALLY.